INVESTMENT SUB-SUB-ADVISORY AGREEMENT

       This Agreement is effective this 17th day of April, 2017 by and between BLACKROCK FINANCIAL MANAGEMENT, INC., a
Delaware Corporation, a Delaware corporation and registered investment adviser ("Sub-Advisor") , and BlackRock International Limited, a corporation organized under the laws of Scotland and a registered investment adviser ("Sub-Sub-Advisor" and collectively with the Sub-Advisor, the "parties" and individually each, a "party"). W I T N E S S E T H:

       WHEREAS, the Principal Funds, Inc. (the "Fund") is a
Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;
       WHEREAS, Principal Management Corporation (the
"Manager"), an Iowa Corporation, and the Sub-Advisor are parties to a Sub-Advisory Agreement, dated January 1, 2010 (the "Sub-
Advisory Agreement"), whereas the Sub-Advisor provides investment advisory services to for all or a portion of the assets of each series of the Fund identified in Appendix A (each, a "Series");
       WHEREAS, the Sub-Advisor desires to retain Sub-Sub-
Advisor to provide certain investment services with respect to the
Fund upon the terms and conditions set forth below and has
furnished the Sub-Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:
(a)	Management Agreement (the "Management Agreement")
with the Fund
(b)	Sub-Advisory Agreement
(c) 	The Fund's registration statement and financial statements
as filed with the Securities and Exchange Commission (the
"SEC");
(d)	The Fund's Articles of Incorporation and By-laws
(e)	Policies, procedures or instructions adopted or approved by
the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor and Sub-Sub-
Advisor.
	WHEREAS, the Fund and the Manager have agreed that
Sub-Advisor may retain an affiliated investment adviser to provide certain advisory activities with respect to the Series so long as Sub-Advisor shall be as fully responsible to the Fund for the acts and omissions of the Sub-Sub-Advisor as it is for its own acts and omissions;
	NOW, THEREFORE, in consideration of the premises and
the terms and conditions hereinafter set forth, the parties agree as follows:
1.	Appointment of Sub-Sub-Advisor
The Sub-Advisor hereby appoints the Sub-Sub-Advisor,
consistent with the terms of this Agreement and Sub-
Advisory Agreement, to act as a discretionary investment
manager with respect to such portion of the assets of the
Series as the Sub-Advisor shall allocate to the Sub-Sub-
Advisor for the period and pursuant to the terms and
conditions set forth in this Agreement (the "Allocated
Assets"), subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Sub-Advisor accepts
such appointment and agrees to provide the services
contemplated herein for the compensation herein provided.
For the purposes of the rules of the Financial Conduct
Authority of the United Kingdom and based on the
information obtained in respect of the Sub-Advisor, the Sub-
Advisor will be treated by the Sub-Sub-Advisor as a
professional client.  The Sub-Advisor acknowledges and
accepts this categorization.  The Sub-Advisor has the right to request a different categorization at any time from the Sub-
Sub-Advisor, however, the Sub-Sub-Advisor only provides
the services to professional clients and will no longer be able to provide services to the Sub-Advisor in the event of a
request for a change in categorization.
The Sub-Sub-Advisor represents, warrants and covenants
that it is authorized and regulated by the Financial Conduct
Authority ("FCA" and the applicable rules promulgated by the
FCA, the "FCA Rules").
2.	Obligations of and Services to be Provided by the Sub-Sub-
Advisor
The Sub-Sub-Advisor will provide certain of the day-to-day operations of the Series, which may include one or more of the following services, at the request of the Sub-Advisor:

(a) 	Provide investment advisory services, including but
not limited to research, advice and supervision for the Allocated Assets of each Series.
(b)	Furnish to the Board of Directors of the Fund for
approval (or any appropriate committee of such
Board), and revise from time to time as conditions
require, a recommended investment program for
each Series consistent with each Series' respective investment objective(s) and policies and any specific criteria applicable to the Allocated Assets.
(c)	Implement the approved investment program for the
Allocated Assets by placing orders for the purchase
and sale of securities without prior consultation with
the Manager and without regard to the length of time
the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the
same shall be from time to time in effect.
(d)	Advise and assist the officers of the Fund, as
requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the
general conduct of the investment business of each
Series.
(e)	Maintain, in connection with the Sub-Sub-Advisor's
investment advisory services provided to the
Allocated Assets, compliance with the 1940 Act and
the regulations adopted by the SEC thereunder and
the Series' investment strategies and restrictions as
stated in the Fund's prospectus and statement of
additional information, subject to receipt of such
additional information as may be required from the
Manager and provided in accordance with Section
12(d) of this Agreement and any specific criteria
applicable to the Allocated Assets.
(f)	Report to the Board of Directors of the Fund at such
times and in such detail as the Board of Directors
may reasonably deem appropriate in order to enable
it to determine that the investment policies,
procedures and approved investment program of
each Series (and any specific criteria applicable to
the Allocated Assets) are being observed.
(g)	Upon request, provide assistance in the
determination of the fair value of certain securities
when reliable market quotations are not readily
available for purposes of calculating net asset value
in accordance with procedures and methods
established by the Fund's Board of Directors.
(h)	Furnish, at its own expense, (i) all necessary
investment and management facilities, including
salaries of clerical and other personnel required for it
to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of
the investment advisory affairs of each Series.
(i)	Open accounts with Foreign Account Tax Compliance
Act compliant broker-dealers and futures commission
merchants ("broker-dealers"), select broker-dealers to
effect all transactions for each Series, place all
necessary orders with broker-dealers or issuers
(including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law and permitted by the FCA Rules,
purchase or sell orders for each Series may be
aggregated with contemporaneous purchase or sell
orders of other clients of the Sub-Sub-Advisor. In
such event allocation of securities so sold or
purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Sub-Advisor in the manner the Sub-Sub-Advisor considers to be the
most equitable and consistent with its fiduciary
obligations to the Fund and to other clients. The Sub-Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund's
Board of Directors providing such information as the
number of aggregated trades to which each Series
was a party, the broker-dealers to whom such trades
were directed and the basis for the allocation for the aggregated trades. The Sub-Sub-Advisor shall use its best efforts to obtain execution of transactions for
each Series at prices which are advantageous to the
Series and at commission rates that are reasonable
in relation to the benefits received. However, the Sub-Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other
services or products to the Sub-Sub-Advisor. To the
extent consistent with applicable law, the Sub-Sub-
Advisor may pay a broker or dealer an amount of
commission for effecting a securities transaction in
excess of the amount of commission or dealer spread
another broker or dealer would have charged for
effecting that transaction if the Sub-Sub-Advisor
determines in good faith that such amount of
commission is reasonable in relation to the value of
the brokerage and research products and/or services
provided by such broker or dealer. This
determination, with respect to brokerage and
research products and/or services, may be viewed in
terms of either that particular transaction or the
overall responsibilities which the Sub-Sub-Advisor
and its affiliates have with respect to each Series as
well as to accounts over which they exercise
investment discretion. Not all such services or
products need be used by the Sub-Sub-Advisor in
managing the Allocated Assets. In addition, joint
repurchase or other accounts may not be utilized by
the Series except to the extent permitted under any
exemptive order obtained by the Sub-Sub-Advisor
provided that all conditions of such order are
complied with.
(j)	Maintain all accounts, books and records with respect
to the Allocated Assets as are required of an
investment advisor of a registered investment
company pursuant to the 1940 Act and Investment
Advisers Act of 1940, as amended (the "Advisers
Act"), and the rules thereunder, and furnish the Fund
and the Manager with such periodic and special
reports as the Fund or the Manager may reasonably
request. In compliance with the requirements of Rule
31a-3 under the 1940 Act, the Sub-Sub-Advisor
hereby agrees that all records that it maintains for
each Series are the property of the Fund, agrees to
preserve for the periods described by Rule 31a-2
under the 1940 Act any records that it maintains for
the Series and that are required to be maintained by
Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for a Series upon request by the Fund or
the Manager. The Sub-Sub-Advisor has no
responsibility for the maintenance of Fund records
except insofar as is directly related to the services the Sub-Sub-Advisor provides to the Allocated Assets of a Series.
(k)	Observe and comply with Rule 17j-1 under the
1940 Act and the Sub-Sub-Advisor's Code of Ethics
adopted pursuant to that Rule as the same may be
amended from time to time. The Manager
acknowledges receipt of a copy of the Sub-Sub-
Advisor's current Code of Ethics. The Sub-Sub-
Advisor shall promptly forward to the Sub-Advisor,
and Sub-Advisor shall forward to the Manager, a
copy of any material amendment to the Sub-Sub-
Advisor's Code of Ethics along with certification
that the Sub-Sub-Advisor has implemented
procedures for administering the Sub-Sub-
Advisor's Code of Ethics.
(l)	From time to time as the Manager or the Fund may
request, furnish the requesting party reports on
portfolio transactions and reports on investments held
by a Series, all in such detail as the Manager or the
Fund may reasonably request. The Sub-Sub-Advisor
will make available its officers and employees to meet
with the Fund's Board of Directors at the Fund's
principal place of business on due notice to review
the investments of the Allocated Assets of a Series.
(m)	Provide such information as is customarily provided
by an investment advisor, or as may be required or
reasonably requested by the Manager, for the Fund
or the Manager to comply with their respective
obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Advisers
Act, the Securities Act of 1933, as amended (the
"Securities Act"), and any state securities laws, and
any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Sub-Advisor's compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers
Act (to the extent such compliance manual and
policies and procedures differ from those of the Sub-Advisor); the Sub-Sub-Advisor's most recent annual compliance report or a detailed summary of such
report; timely and complete responses to all Quarterly Compliance Questionnaires (including the identification of any material compliance matters and
a copy of any material changes to the Sub-Sub-
Advisor's Rule 206(4)-7 compliance policies and
procedures, along with a written summary of of each
such change); Annual Proxy Voting Questionnaires;
Annual Best Execution and Soft Dollar
Questionnaires, and responses to all other requests
from the Manager.  The Sub-Advisor or the Sub-Sub-
Advisor agrees to advise the Manager of any material deficiencies issued by the SEC, as well as any remedial activities.  The Sub-Advisor or the Sub-Sub-
Advisor will advise the Manager of any material
changes in the Sub-Sub-Advisor's ownership within a reasonable time after any such change.
(n)	Have the responsibility and authority to vote proxies
received on behalf of each Series (with respect to the Allocated Assets) in a manner consistent with the Sub-Sub-Advisor's proxy voting policies and procedures and provide a record of votes cast
containing all of the voting information required by
Form N-PX in an electronic format to enable the
Series to file Form N-PX as required by SEC rule.
Sub-Advisor shall cause to be forwarded to Sub-Sub-
Advisor all proxy solicitation materials that it receives
and shall assist Sub-Sub-Advisor in its efforts to
conduct the proxy voting process.
(o)	Respond to tender offers, rights offerings and other
voluntary corporate action requests affecting
securities held by each Series (with respect to the
portion thereof allocated to the Sub-Sub-Advisor).
(p)	Cooperate with the Manager in its performance of
quarterly and annual tax compliance tests to monitor the Series' compliance with Subchapter M of the Code. It is acknowledged that the Sub-Sub-Advisor does not act as the tax advisor for the Series. If it is determined by the Manager or its tax advisors that the Series is not in compliance with the requirements imposed by the Code, the Sub-Sub-Advisor, in consultation with the Manager and its tax advisors, will take prompt action to bring the Series back into compliance with the time permitted under the Code.

3.	Prohibited Conduct
(a)	In providing the services described in this agreement,
the Sub-Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Financial Group, Inc. regarding transactions for the Fund in securities or other assets.

(b)	The Sub-Advisor acknowledges that the Sub-Sub-
Advisor does not hold "client money" and/or "safe custody assets" for the Sub-Advisor under the Client Asset Rules (the
"CASS Rules") of the FCA.

4.	Compensation
As full compensation for all services rendered and
obligations assumed by the Sub-Sub-Advisor hereunder
with respect to the Allocated Assets, the Sub-Advisor
agrees to pay to Sub-Sub-Advisor and Sub-Sub-Advisor
agrees to accept as full compensation for all services
rendered by Sub-Sub-Advisor as such a fee, computed
daily and payable monthly, as agreed to between Sub-Sub-
Advisor and Sub-Advisor from time to time.
5.	Liability of Sub-Sub-Advisor
Neither the Sub-Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Sub-Advisor, Manager or the Fund resulting from any error of judgment made in the good faith exercise of the Sub-Sub-Advisor's investment discretion in connection with selecting investments for a Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.

6.	Trade Errors
The Sub-Advisor or the Sub-Sub-Advisor will notify the Manager of any Trade Error(s), regardless of materiality, promptly upon the discovery such Trade Error(s) by the Sub-
Sub-Advisor.

7.	Supplemental Arrangements
The Sub-Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Sub-Advisor or with unaffiliated third parties to better enable the Sub-Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub-Sub-Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Sub-Advisor of any of its obligations under this Agreement.

8.	Regulation
The Sub-Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

9.	Duration and Termination of This Agreement
No amendment of this Agreement shall be effective unless in writing and signed by the parties and the Manager. This
Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940
Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Financial Group, Inc., the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or Sub-Advisory Agreement or any continuance of the Agreement or Sub-Advisory in accordance with the requirements of the 1940 Act, the Sub-Sub-Advisor will continue to act as Sub-Sub-Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or Sub-Sub Advisory Agreement or its continuance or of any contract with the Sub-Advisor or Sub-Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund, the Sub-Advisor, the Sub-Sub-
Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series, on sixty days' written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 8, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment," "voting security" and "majority of the outstanding voting securities") shall be applied.

10.	Amendment of this Agreement
No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub-Advisor, the Sub-Sub-Advisor, Principal Financial Group or the Fund cast in person at a meeting called for the purpose of voting on such approval.

11.	Additional Series
In the event the Manager wishes to appoint the Sub-Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.

12.	General Provisions
(a)	Each party agrees to perform such further acts and
execute such further documents as are necessary to
effectuate the purposes hereof. This Agreement shall
be construed and enforced in accordance with and
governed by the laws of the State of Iowa. The
captions in this Agreement are included for
convenience only and in no way define or delimit any
of the provisions hereof or otherwise affect their
construction or effect.
(b)	Any notice under this Agreement shall be in writing,
addressed and delivered or mailed postage pre-paid
to the other party at such address as such other party
may designate for the receipt of such notices. Until
further notice to the other party, it is agreed that the address of the Manager for this purpose shall be
Principal Financial Group, Des Moines, Iowa
50392-0200. The address of the Sub-Advisor for this
purpose shall be 40 East 52nd Street, New York, New
York, 10022. The address of the Sub-Sub-Advisor for
this purpose shall be 711 High Street, Des Moines IA
50392..
(c)	The Sub-Sub-Advisor will within a reasonable time
frame notify the Manager of the occurrence of any of
the following events:
1.	the Sub-Sub-Advisor fails to be registered as an
investment adviser under the Advisers Act or
under the laws of any jurisdiction in which the
Sub-Advisor is required to be registered as an
investment advisor in order to perform its
obligations under this Agreement.
2.	the Sub-Sub-Advisor is served or otherwise
receives notice of any action, suit, proceeding,
inquiry or investigation, at law or in equity, before
or by any court, public board or body, involving
the affairs of a Series.
3.	to the extent permitted by law or the relevant
regulator, the Sub-Sub-Advisor becomes aware
of any material pending or threatened action, suit, proceeding, inquiry or investigation that is reasonably likely to result in a conviction, order,
judgment or decree issued with respect to it or
any affiliate that could reasonably be expected to
result in the Sub-Advisor becoming ineligible to
serve as an investment adviser of a registered
investment company under the 1940 Act.
4.	the Sub-Sub-Advisor becomes aware of a
transaction or series of transactions that is
reasonably likely to result in a material change in
the management or control of the Sub-Advisor or
a controlling person thereof or otherwise in the
assignment (as defined in the 1940 Act) of this
Agreement by the Sub-Advisor.
(d)	The Manager shall provide (or cause the Series'
custodian to provide) timely information to the Sub-Sub-Advisor regarding such matters as the composition of the assets of a Series, cash
requirements and cash available for investment in a
Series, and all other reasonable information as may
be necessary for the Sub-Sub-Advisor to perform its
duties and responsibilities hereunder.
(e)	The Sub-Sub-Advisor represents that it will not enter
into any agreement, oral or written, or other understanding under which the Fund directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Fund shares or shares issued by any other registered investment company. The Sub-Sub-Advisor further represents that it is contrary to the Sub-Sub-Advisor's policies to permit those who select brokers or dealers for execution of Fund portfolio securities transactions to take into account the broker's or dealer's promotion or sale of Fund shares or shares issued by any other registered investment company.

(f)	The Sub-Sub-Advisor acknowledges that the Series
is relying on the exclusion from the definition of
"commodity pool operator" under Section 4.5 of the
General Regulations under the Commodity
Exchange Act ("Rule 4.5"). The Sub-Sub-Advisor
will not exceed the de minimis trading limits set
forth in Rule 4.5(c)(2) unless otherwise agreed to in
writing.
(g)	The Sub-Sub-Advisor agrees that neither it nor any of
its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager
(h)	This Agreement contains the entire understanding
and agreement of the parties.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

BLACKROCK FINANCIAL MANAGEMENT, INC.







By:
/s/ Anne Ackerley

Name:
Anne Ackerley

Title:
Managing Director




BLACKROCK INTERNATIONAL LIMITED







By:
/s/ Cathy Carnegie

Name:
Cathy Carnegie

Title:
Managing Director - BlackRock





/s/ Elliott Hughes


Elliott Hughes


Director - BlackRock

ACCEPTED AND AGREED
PRINCIPAL MANAGEMENT CORPORATION




By:
/s/ Adam Shaikh
Name:
Adam Shaikh
Title:
Counsel


By:
/s/ Jennifer Block
Name:
Jennifer Block
Title:
Counsel

APPENDIX A


[INTENTIONALLY OMITTED]






































APPENDIX B




Effective Date and Initial Term of
Sub-Sub-Advisory Agreement for each Series
Series
Effective Date
Initial Term
Inflation Protection Fund
4/17/2017
2 years
Diversified Real Assets Fund
4/17/2017
2 years